Exhibit 107
Calculation of Filing Fee Table

Form F-3
(Form Type)

América Móvil, S.A.B. de C.V.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be paid	Debt	Debt Securities(1)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other(3)	Warrants(1)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
		Total Offering Amount		—	—	—	—	—	—	—	—	—
		Total Fees Previously Paid		—	—	—	—	—	—	—	—	—
		Total Fee Offsets		—	—	—	—	—	—	—	—	—
		Net Fees Due		—	—	—	—	$0.00	—	—	—	—

(1)
The registrant is registering an indeterminate amount of securities for offer and sale by it and by selling holders from time to time at indeterminate offering prices. Includes an indeterminate amount of securities that may be offered or sold in market-making transactions. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the registrant.

(2)
In reliance on Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a “pay-as-you-go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)	Representing rights or obligations to purchase debt securities or other securities, property or assets.